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                         SUPPLEMENTAL INDENTURE OF TRUST


                                 by and between


                         ENERGY INCOME AND GROWTH FUND,
                                    as Issuer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                   as Trustee

















                           Authorizing the Issuance of

                                   $__,000,000
                          Energy Income and Growth Fund
                             Auction Rate Fund Notes
                                    Series A



                          Dated as of January __, 2005



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                                                 TABLE OF CONTENTS

SECTION                                                HEADING                                                   PAGE

ARTICLE I                  DEFINITIONS AND USE OF PHRASES.........................................................1

       Section 1.01.       Definitions............................................................................1
       Section 1.02.       Interpretation........................................................................10

ARTICLE II                 NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES
                           AND USE OF PROCEEDS OF NOTES.........                                                 10

       Section 2.01.       General Terms.........................................................................10
       Section 2.02.       Interest..............................................................................11
       Section 2.03.       Redemption............................................................................13
       Section 2.04.       Designation of Rate Period............................................................17
       Section 2.05.       Restrictions on Transfer..............................................................18
       Section 2.06.       1940 Act Energy Notes Asset Coverage..................................................19
       Section 2.07.       Energy Notes Basic Maintenance Amount.................................................19
       Section 2.08.       Certain Other Restrictions............................................................19
       Section 2.09.       Compliance Procedures for Asset Maintenance Tests.....................................19
       Section 2.10.       Delivery of Notes.....................................................................20
       Section 2.11.       Trustee's Authentication Certificate..................................................21

ARTICLE III                GENERAL PROVISIONS....................................................................21

       Section 3.01.       Date of Execution.....................................................................21
       Section 3.02.       Laws Governing........................................................................21
       Section 3.03.       Severability..........................................................................21
       Section 3.04.       Exhibits..............................................................................22

ARTICLE IV                 APPLICABILITY OF INDENTURE............................................................22


APPENDIX A        -   AUCTION PROCEDURES

APPENDIX B        -   FORM OF NOTES

APPENDIX C        -   FORM OF TRUSTEE AUTHENTICATION CERTIFICATE

                                       -i-


                         SUPPLEMENTAL INDENTURE OF TRUST


         THIS SUPPLEMENTAL INDENTURE OF TRUST (this "Supplemental Indenture") dated as of January __, 2005, is by and between ENERGY INCOME AND GROWTH FUND, a voluntary association with transferable shares, commonly referred to as a "Massachusetts business trust," established and existing under the laws of the Commonwealth of Massachusetts (the "Issuer") and Deutsche Bank National Trust Company, a national banking association duly organized and operating under the laws of the United States of America (together with its successors, the "Trustee"), as successor trustee hereunder (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);


                              W I T N E S S E T H:

         WHEREAS, the Issuer has previously entered into an Indenture dated as of January 15, 2005 (the "Original Indenture," and together with this Supplemental Indenture, the "Indenture"), between the Issuer and the Trustee;

         WHEREAS, the Issuer desires to enter into this Supplemental Indenture in order to issue Energy Notes pursuant to the terms of the Original Indenture, including Section 301 thereof;

         WHEREAS, the Issuer represents that it is duly established and existing as a Massachusetts business trust and that by proper action it has duly authorized the issuance of $__,000,000 of its Auction Rate Notes, Series A (the "Series A Energy Notes" or the "Energy Notes"), and it has by proper action authorized the execution and delivery of this Supplemental Indenture;

         WHEREAS, the Energy Notes constitute Securities as defined in the Indenture;

         WHEREAS, the Trustee has agreed to accept the trusts herein contained upon the terms herein set forth; and

         NOW, THEREFORE, it is mutually covenanted and agreed as follows:


                                    ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

        Section 1.01. Definitions. All words and phrases defined in Article I of the Indenture shall have the same meaning in this Supplemental Indenture, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Supplemental Indenture unless the context clearly requires otherwise:

         "AA Composite Commercial Paper Rate" on any date means (i) the interest equivalent of the 30-day rate, in the case of a Rate Period which is a Standard Rate Period or shorter, or the 180-day rate, in the case of all other Rate Periods on commercial paper on behalf of issuers whose corporate bonds are rated

"AA" by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For purposes of this definition,
(A) "Commercial Paper Dealers" shall mean (1) Citigroup Global Markets Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Corporation, and (B) "interest equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

                  "Affiliate" means any person controlled by, in control of or under common control with the Issuer; provided that no Broker-Dealer controlled by, in control of or under common control with the Issuer shall be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such corporation one of the trustees, directors or executive officers of which is also a Trustee of the Issuer be deemed to be an Affiliate solely because such Trustee, director or executive officer is also a Trustee of the Issuer.

                  "Agent Member" means a member of or participant in the Securities Depository that will act on behalf of a Bidder.

                  "All Hold Rate" means 80% of the "AA" Composite Commercial Paper Rate.

                  "Applicable Rate" means, with respect to each series of Energy Notes for each Rate Period (i) if Sufficient Clearing Orders exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, the Maximum Applicable Rate, (iii) in the case where all the Energy Notes of a series are the subject of Hold Orders for the Auction in respect thereof, the All Hold Rate, and (iv) if an Auction is not held for any reason (including the circumstance where there is no Auction Agent or Broker-Dealer), the Maximum Rate.

                  "Asset Coverage Cure Date" has the meaning set forth in
Section 2.03(a)(ii).

                  "Auction" means each periodic operation of the procedures set forth under "Auction Procedures."

                  "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Trustees enters into an agreement with the Issuer to follow the Auction Procedures for the purpose of determining the Applicable Rate.

                  "Auction Date" means the first Business Day next preceding the first day of a Rate Period for each series of Energy Notes.

                  "Auction Procedures" means the procedures for conducting Auctions set forth in Appendix A hereto.

                  "Authorized Denominations" means $25,000 and any integral multiple thereof.

                  "Beneficial Owner," with respect to each series of Energy Notes, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of such series of Energy Notes.

                  "Bid" shall have the meaning specified in Appendix A hereto.

                  "Bidder" shall have the meaning in Appendix A hereto; provided, however, that neither the Issuer nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Issuer may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

                  "Board of Trustees" or "Board" means the Board of Trustees of the Issuer or any duly authorized committee thereof as permitted by applicable law.

                  "Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction Procedures, that has been selected by the Issuer and has entered into a Broker-Dealer Agreement that remains effective.

                  "Broker-Dealer Agreement" means an agreement among the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

                  "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or obligated by law to close.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commercial Paper Dealers" has the meaning set forth in the definition of AA Composite Commercial Paper Rate.

                  "Commission" means the Securities and Exchange Commission.

                  "Date of Original Issue" means, with respect to the Energy Notes, January __, 2005.

                  "Default" has the meaning set forth in Section 2.02 hereof.

                  "Default Period" has the meaning set forth in Section 2.02 hereof.

                  "Default Rate" means the Reference Rate multiplied by three.

                  "Deposit Securities" means cash and any obligations or securities, including short term money market instruments that are Eligible Assets, rated at least AAA, A-2 or SP-2 by S&P, except that, for purposes of Section 2.03(a)(i) hereof, such obligations or securities shall be considered "Deposit Securities" only if they are also rated at least P-2 by Moody's.

                  "Discount Factor" means the Moody's Discount Factor (if Moody's is then rating the Energy Notes), Fitch Discount Factor (if Fitch is then rating the Energy Notes) or an Other Rating Agency Discount Factor, whichever is applicable.

                  "Discounted Value" means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

                  "Eligible Assets" means Moody's Eligible Assets or Fitch's Eligible Assets (if Moody's or Fitch are then rating the Energy Notes) and/or Other Rating Agency Eligible Assets, whichever is applicable.

                  "Existing Holder," with respect to Energy Notes of a series, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Issuer) that is listed on the records of the Auction Agent as a holder of Energy Notes of such series.

                  "Fitch" means Fitch Ratings and its successors at law.

                  "Fitch Discount Factor" means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Issuer's assets in connection with Fitch's ratings of Energy Notes.

                  "Fitch Eligible Asset" means assets of the Issuer set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Issuer's assets in connection with Fitch's ratings of Energy Notes.

                  "Fitch Guidelines" mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch's ratings of Energy Notes.

                  "Energy Notes Basic Maintenance Amount" as of any Valuation Date has the meaning set forth in the Rating Agency Guidelines.

                  "Energy Notes Series A" means the Series A of the Energy Notes or any other Notes hereinafter designated as Series A of the Energy Notes.

                  "Holder" means, with respect to Energy Notes, the registered holder of notes of each series of Energy Notes as the same appears on the books or records of the Issuer.

                  "Hold Order" shall have the meaning specified in Appendix A hereto.

                  "Interest Default" has the meaning set forth in Section 2.02 hereof.

                  "Interest Payment Date" with respect to a series of Energy Notes means any date on which interest is payable pursuant to Section
         2.02 hereof.

                  "Mandatory Redemption Date" has the meaning set forth in
Section 2.03 hereof.

                  "Mandatory Redemption Price" has the meaning set forth in
Section 2.03 hereof.

                  "Market Value" means the fair market value of an asset of the Issuer computed as follows: readily marketable portfolio securities listed on the New York Stock Exchange are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the New York Stock Exchange on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day, then the security is valued by such method as the Board of Trustees shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the New York Stock Exchange but listed on other domestic or foreign securities exchanges or admitted to trading on the National Association of Securities Dealers Automated Quotations, Inc. ("Nasdaq") National List are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the tape at the close of the exchange representing the principal market for such securities. Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the investment adviser to be over-the-counter, but excluding securities admitted to trading on the Nasdaq National List, are valued at the mean of the current bid and asked prices as reported by Nasdaq or, in the case of securities not quoted by Nasdaq, the National Quotation Bureau or such other comparable source as the Trustees deem appropriate to reflect their fair market value. However, certain fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed by the Board of Trustees to reflect the fair market value of such securities. The prices provided by a pricing service take into account institutional size trading in similar groups of securities and any developments related to specific securities. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Board of Trustees believes reflect most closely the value of such securities.

                  "Maximum Rate" means, on any date on which the Applicable Rate is determined, the rate equal to the Applicable Percentage of the applicable Reference Rate, subject to upward but not downward adjustment in the discretion of the Board of Trustees after consultation with the Broker-Dealers, provided that immediately following any such increase the Issuer would be in compliance with the Energy Notes Basic Maintenance Amount.

                  "Minimum Rate" means, on any Auction Date with respect to a Rate Period of 28 days or fewer, 70% of the AA Composite Commercial Paper Rate at the close of business on the Business Day next preceding such Auction Date. There shall be no Minimum Rate on any Auction Date with respect to a Rate Period of more than the Standard Rate Period.

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors at law.

                  "Moody's Discount Factor" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Issuer's assets in connection with Moody's ratings of Energy Notes.

                  "Moody's Eligible Assets" means assets of the Issuer set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Issuer's assets in connection with Moody's ratings of Energy Notes.

                  "Moody's Guidelines" mean the guidelines provided by Moody's, as may be amended from time to time, in connection with Moody's ratings of Energy Notes.

                  "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

                  "1940 Act Energy Notes Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 300% with respect to all outstanding senior securities representing indebtedness of the Issuer, including all Outstanding Energy Notes (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its common shares), determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

                  "Notes" means Securities of the Issuer ranking on a parity with the Energy Notes that may be issued from time to time pursuant to the Indenture.

                  "Notice of Redemption" means any notice with respect to the redemption of Energy Notes of a series pursuant to Section 2.03.

                  "Order" shall have the meaning specified in Appendix A hereto.

                  "Other Rating Agency" means each rating agency, if any, other than Moody's or Fitch then providing a rating for the Energy Notes pursuant to the request of the Issuer.

                  "Other Rating Agency Discount Factor" means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Discounted Value of the Issuer's assets in connection with the Other Rating Agency's rating of Energy Notes.

                  "Other Rating Agency Eligible Assets" means assets of the Issuer set forth in the Other Rating Agency Guidelines of each Other Rating Agency as eligible for inclusion in calculating the Discounted Value of the Issuer's assets in connection with the Other Rating Agency's rating of Energy Notes.

                  "Other Rating Agency Guidelines" mean the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency's rating of Energy Notes.

                  "Outstanding" or "outstanding" means, as of any date, Energy Notes theretofore issued by the Issuer except, without duplication, (i) any Energy Notes theretofore canceled, redeemed or repurchased by the Issuer, or delivered to the Trustee for cancellation or with respect to which the Issuer has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such Energy Notes and (ii) any Energy Notes represented by any certificate in lieu of which a new certificate has been executed and delivered by the Issuer. Notwithstanding the foregoing, (A) in connection with any Auction, any series of Energy Notes as to which the Issuer or any person known to the Auction Agent to be an Affiliate of the Issuer shall be the Existing Holder thereof shall be disregarded and deemed not to be Outstanding; and (B) for purposes of determining the Energy Notes Basic Maintenance Amount, Energy Notes held by the Issuer shall be disregarded and not deemed Outstanding but Energy Notes held by any Affiliate of the Issuer shall be deemed Outstanding.

                  "Paying Agent" means Deutsche Bank National Trust Company unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Issuer to serve as paying agent, which paying agent may be the same as the Trustee and Auction Agent.

                  "Person" or "person" means and includes an individual, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  "Potential Beneficial Owner," with respect to a series of Energy Notes, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of Energy Notes of such series but that wishes to purchase Energy Notes of such series, or that is a Beneficial Owner of Energy Notes of such series that wishes to purchase additional Energy Notes of such series.

                  "Rate Period" means, with respect to a series of Energy Notes, the period commencing on the Date of Original Issue thereof and ending on the date specified for such series on the Date of Original Issue thereof and thereafter, as to such series, the period commencing on the day following each Rate Period for such series and ending on the day established for such series by the Issuer.

                  "Rating Agency" means each of Fitch (if Fitch is then rating Energy Notes), Moody's (if Moody's is then rating Energy Notes) and any Other Rating Agency.

                  "Rating Agency Guidelines" mean Fitch Guidelines (if Fitch is then rating Energy Notes), Moody's Guidelines (if Moody's is then rating Energy Notes) and any Other Rating Agency Guidelines.

                  "Redemption Default" has the meaning set forth in Section 2.02 hereof.

                  "Redemption Price" has the meaning set forth in Section 2.02 hereof.

                  "Reference Rate" means, with respect to the determination of the Maximum Rate and Default Rate, (1) the applicable AA Composite Commercial Paper Rate (for a Rate Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Rate Period of 184 days or more) or (2) the applicable London-Interbank Offered Rate ("LIBOR").

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successors.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Issuer that agrees to follow the procedures required to be followed by such securities depository in connection with the Energy Notes.

                  "Sell Order" shall have the meaning specified in Appendix A hereto.

                  "Special Rate Period" means a Rate Period that is not a Standard Rate Period.

                  "Specific Redemption Provisions" means, with respect to any Special Rate Period of more than one year, either, or any combination of (i) a period (a "Non-Call Period") determined by the Board of Trustees after consultation with the Broker-Dealers, during which the Energy Notes subject to such Special Rate Period are not subject to redemption at the option of the Issuer pursuant to Section 2.03(a)(i) and (ii) a period (a "Premium Call Period"), consisting of a number of whole years as determined by the Board of Trustees after consultation with the Broker-Dealers, during each year of which the Energy Notes subject to such Special Rate Period shall be redeemable at the Issuer's option pursuant to Section 2.03(a)(i) and/or in connection with any mandatory redemption pursuant to Section 2.03(a)(i) at a price equal to the principal amount plus accumulated but unpaid interest plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables as determined by the Board of Trustees after consultation with the Broker-Dealers.

                  "Standard Rate Period" means a Rate Period of 28 days.

                  "Stated Maturity" with respect to Energy Notes Series A shall mean ______________, 2045.

                   "Submission Deadline" means 1:00 P.M., Eastern Standard time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                  "Submitted Bid" shall have the meaning specified in Appendix A hereto.

                  "Submitted Hold Order" shall have the meaning specified in Appendix A hereto.

                  "Submitted Order" shall have the meaning specified in Appendix A hereto.

                  "Submitted Sell Order" shall have the meaning specified in Appendix A hereto.

                  "Sufficient Clearing Bids" shall have the meaning specified in Appendix A hereto.

                  "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Rate Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Rate Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  "Valuation Date" means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Issuer; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which Energy Notes initially are issued.

                  "Winning Bid Rate" has the meaning set forth in Section 3 hereto.

        Section 1.02. Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this supplemental indenture, as the case may be, unless specifically identified otherwise.

         Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Supplemental Indenture and the Appendices hereto.

         In the event that any term or provision contained herein with respect to the Energy Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplemental Indenture shall govern.


                                   ARTICLE II

NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES AND USE OF PROCEEDS OF NOTES

        Section 2.01.    General Terms.

         (a)    Designation:

                           Series A: A series of Notes having an aggregate principal amount of $______________, is designated "Series A Energy Notes" ("Energy Notes Series A"). The principal amount of the Energy Notes Series A shall be due and payable at the Stated Maturity. The initial Rate Period for Energy Notes Series A shall be the period from and including the Date of Original Issue thereof to but excluding January __, 2005. The Energy Notes Series A shall have an Applicable Rate for the initial Rate Period equal to ___% per annum and an initial Interest Payment Date of ____________, 200_. Thereafter, the Applicable Rate shall be determined in accordance with the Auction Procedures set forth in Appendix A hereto, until the Stated Maturity. The Energy Notes Series A shall have such other terms and conditions as are set forth herein. The Energy Notes Series A shall constitute a separate series of Notes of the Issuer.

         (b) Subject to the provisions hereof, the Board of Trustees of the Issuer may, in the future, authorize an increase in the aggregate principal amount of an Outstanding series of Energy Notes or the issuance of additional series of Energy Notes, with the same terms and conditions of the respective series herein described, except that the Applicable Rate for its initial Rate Period, its initial Interest Payment Date and any other changes in the terms herein set forth shall be as set forth in a supplemental indenture.

         (c) The Energy Notes shall be in substantially the form set forth in Appendix B hereto, with such appropriate insertions, notations, legends and other variations as are required or permitted by the Indenture or any supplemental indenture. The Energy Notes and the rights and duties of the Issuer, the Trustee, any Paying Agent, the Holders thereof (and of the Securities of any other series), shall be subject to and governed by the Indenture (including as it has been amended and supplemented by this Supplemental Indenture and as it may be hereinafter amended or supplemented by any supplemental indenture thereto pursuant to the applicable provisions thereof) insofar as the Indenture shall be applicable.

         (d) Except as otherwise provided in this Section, the Energy Notes in the form of one global note for each Stated Maturity date shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each Energy Note shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except as otherwise provided in the Indenture, the Energy Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect:
"Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Indenture) or to a successor Securities Depository or to a nominee of a successor Securities Depository."

        Section 2.02. Interest. (a) The Holders of any series of Energy Notes shall be entitled to receive interest payments on their Energy Notes at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2.02, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2.02. Interest on the Outstanding Energy Notes of any series issued on the Date of Original Issue shall accumulate from the Date of Original Issue.

      (b)(i) Interest shall be payable, subject to subparagraph (b)(ii) of this
Section 2.02, on each series of Energy Notes, with respect to any Rate Period on the first Business Day following the last day of such Rate Period; provided, however, if the Rate Period is greater than 30 days then on a monthly basis on the first Business Day of each month within such Rate Period and on the Business Day following the last day of such Rate Period.

        (ii) If a day for payment of interest resulting from the application of subparagraph (b)(i) above is not a Business Day, then the Interest Payment Date shall be the first Business Day following such day for payment of interest in the case of a series of Energy Notes designated as "Series A."

      (iii) The Issuer shall pay to the Paying Agent not later than 3:00 p.m., New York City time, on the Business Day next preceding each Interest Payment Date for each series of Energy Notes, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the interest to be paid to all Holders of such Energy Notes on such Interest Payment Date. The Issuer shall not be required to establish any reserves for the payment of interest.

        (iv) All moneys paid to the Paying Agent for the payment of interest shall be held in trust for the payment of such interest by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section
2.02. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of interest, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the Issuer at the end of 90 days from the date on which such moneys were to have been so applied.

         (v) Each interest payment on a series of Energy Notes shall be paid on the Interest Payment Date therefor to the Holders of that series as their names appear on the security ledger or security records of the Issuer on the Business Day next preceding such Interest Payment Date. Interest in arrears for any past Rate Period may be declared and paid at any time, without reference to any regular Interest Payment Date, to the Holders as their names appear on the books or records of the Issuer on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest will be payable in respect of any Interest Payment or payments which may be in arrears.

      (c)(i) The interest rate on Outstanding Energy Notes of each series during the period from and after the Date of Original Issue to and including the last day of the initial Rate Period therefor shall be equal to the rate per annum set forth under Section 2.01(a) above. For each subsequent Rate Period with respect to the Energy Notes Outstanding thereafter, the interest rate shall be equal to the rate per annum that results from an Auction; provided, however, that if an Auction for any subsequent Rate Period of a series of Energy Notes is not held for any reason or if Sufficient Clearing Bids have not been made in an Auction (other than as a result of all series of Energy Notes being the subject of Submitted Hold Orders), then the interest rate on a series of Energy Notes for any such Rate Period shall be the Maximum Rate (except (i) during a Default Period when the interest rate shall be the Default Rate, as set forth in Section 2.02(c)(ii) below) or (ii) after a Default Period and prior to the beginning of the next Rate Period when the interest rate shall be the Maximum Rate at the close of business on the last day of such Default Period). The All Hold Rate will apply automatically following an Auction in which all of the Outstanding series of Energy Notes are subject (or are deemed to be subject) to Hold Orders. The rate per annum at which interest is payable on a series of Energy Notes as determined pursuant to this Section 2(c)(i) shall be the "Applicable Rate." For Standard Rate Periods or less only, the Applicable Rate resulting from an Auction will not be less than the Minimum Rate.

        (ii) Subject to the cure provisions below, a "Default Period" with respect to a particular series will commence on any date the Issuer fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) the full amount of any declared interest on that series payable on the Interest Payment Date (an "Interest Default") or (B) the full amount of any redemption price (the "Redemption Price") payable on the date fixed for redemption (the "Redemption Date") (a "Redemption Default") and together with an Interest Default, hereinafter referred to as "Default"). Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to an Interest Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid interest and any unpaid Redemption Price shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of an Interest Default, the Applicable Rate for each Rate Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Rate Period commencing after the beginning of a Default Period shall be a Standard Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Rate Period. No Auction shall be held during a Default Period with respect to an Interest Default applicable to that series of Energy Notes.

       (iii) No Default Period with respect to an Interest Default or Redemption Default shall be deemed to commence if the amount of any interest or any Redemption Price due (if such default is not solely due to the willful failure of the Issuer) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Interest Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365 for each series. The Default Rate shall be equal to the Reference Rate multiplied by three.

       (iv) The amount of interest payable on each Interest Payment Date of each Rate Period of less than one year (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Rate Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Rate Period (or portion thereof) that such Energy Notes were outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Rate Period of one (1) year or more, the amount of interest per Energy Note payable on any Interest Payment Date (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed as described in the preceding sentence, except that it will be determined on the basis of a year consisting of twelve 30-day months.

         (d) Any Interest Payment made on any series of Energy Notes shall first be credited against the earliest accumulated but unpaid interest due with respect to such series.

        Section 2.03. Redemption. (a) (i) After the initial Rate Period, subject to the provisions of this Section 2.03 and to the extent permitted under the 1940 Act and Massachusetts law, the Issuer may, at its option, redeem in whole or in part out of funds legally available therefor a series of Energy Notes herein designated as (A) having a Rate Period of one year or less, on the Business Day after the last day of such Rate Period by delivering a notice of redemption not less than 15 days and not more than 40 days prior to the date fixed for such redemption, at a redemption price equal to the aggregate principal amount, plus an amount equal to accumulated but unpaid interest thereon (whether or not earned) to the date fixed for redemption ("Redemption Price"), or (B) having a Rate Period of more than one year, on any Business Day prior to the end of the relevant Rate Period by delivering a notice of redemption not less than 15 days and not more than 40 days prior to the date fixed for such redemption, at the Redemption Price, plus a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions at the time of the designation of such Rate Period as set forth in Section 2.04 hereof; provided, however, that during a Rate Period of more than one year no series of Energy Notes will be subject to optional redemption except in accordance with any Specific Redemption Provisions approved by the Board of Trustees after consultation with the Broker-Dealers at the time of the designation of such Rate Period. Notwithstanding the foregoing, the Issuer shall not give a notice of or effect any redemption pursuant to this Section 2.03(a)(i) unless, on the date on which the Issuer intends to give such notice and on the date of redemption (a) the Issuer has available certain Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of a series of Energy Notes by reason of the redemption of such Energy Notes on such date fixed for the redemption and (b) the Issuer would have Eligible Assets with an aggregate Discounted Value at least equal the Energy Notes Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph (d) of this
Section 2.03 shall be applicable in such circumstances in the event the Issuer makes the deposit and takes the other action required thereby.

        (ii) If the Issuer fails to maintain, as of any Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount or, as of the last Business Day of any month, the 1940 Act Energy Notes Asset Coverage, and such failure is not cured within ten Business Days following such Valuation Date in the case of a failure to maintain the Energy Notes Basic Maintenance Amount or on the last Business Day of the following month in the case of a failure to maintain the 1940 Act Energy Notes Asset Coverage as of such last Business Day (each an "Asset Coverage Cure Date"), the Energy Notes will be subject to mandatory redemption out of funds legally available therefor. The principal amount of Energy Notes to be redeemed in such circumstances will be equal to the lesser of (A) the minimum principal amount of Energy Notes the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Issuer having Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount, or sufficient to satisfy 1940 Act Energy Notes Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum principal amount of Energy Notes the redemption of which would have such result, all Energy Notes then Outstanding will be redeemed), and (B) the maximum principal amount of Energy Notes that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date at the Mandatory Redemption Price set forth in subparagraph
(a)(iii) of this Section 2.03.

       (iii) In determining the Energy Notes required to be redeemed in accordance with the foregoing Section 2.03(a)(ii), the Issuer shall allocate the principal amount of Energy Notes required to be redeemed to satisfy the Energy Notes Basic Maintenance Amount or the 1940 Act Energy Notes Asset Coverage, as the case may be, pro rata among the Holders of Energy Notes in proportion to the principal amount of Energy Notes they hold and other Notes subject to mandatory redemption provisions similar to those contained in this Section 2.03, subject to the further provisions of this subparagraph (iii). The Issuer shall effect any required mandatory redemption pursuant to subparagraph (a)(ii) of this
Section 2.03 no later than 40 days after the Asset Coverage Cure Date (the "Mandatory Redemption Date"), except that if the Issuer does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the principal amount of Energy Notes which would be required to be redeemed by the Issuer under clause (A) of subparagraph (a)(ii) of this Section
2.03 if sufficient funds were available, together with other Notes which are subject to mandatory redemption under provisions similar to those contained in this Section 2.03, or the Issuer otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Issuer shall redeem those Energy Notes, and other Notes which it was unable to redeem, on the earliest practicable date on which the Issuer will have such funds available, upon notice pursuant to Section 2.03(b) to record owners of the Energy Notes to be redeemed and the Paying Agent. The Issuer will deposit with the Paying Agent funds sufficient to redeem the specified principal amount of Energy Notes with respect to a redemption required under subparagraph (a)(ii) of this Section 2.03, by 1:00 p.m., New York City time, of the Business Day immediately preceding the Mandatory Redemption Date. If fewer than all of the Outstanding Energy Notes are to be redeemed pursuant to this Section 2.03(a)(iii), the principal amount of Energy Notes to be redeemed shall be redeemed pro rata from the Holders of such Energy Notes in proportion to the principal amount of such Energy Note held by such Holders, by lot or by such other method as the Issuer shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions. "Mandatory Redemption Price" means the Redemption Price plus (in the case of a Rate Period of one year or more only) a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions.

         (b) In the event of a redemption pursuant to Section 2.03(a), the Issuer will file a notice of its intention to redeem with the Securities and Exchange Commission so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Issuer shall deliver a notice of redemption to the Auction Agent and the Trustee (the "Notice of Redemption") containing the information set forth below (i) in the case of an optional redemption pursuant to subparagraph (a)(i) above, one Business Day prior to the giving of notice to the Holders and (ii) in the case of a mandatory redemption pursuant to subparagraph (a)(ii) above, on or prior to the 30th day preceding the Mandatory Redemption Date. The Trustee will use its reasonable efforts to provide notice to each Holder of Energy Notes called for redemption by electronic or other reasonable means not later than the close of business on the Business Day immediately following the day on which the Trustee determines the Energy Notes to be redeemed (or, during a Default Period with respect to such Energy Notes, not later than the close of business on the Business Day immediately following the day on which the Trustee receives Notice of Redemption from the Issuer). The Trustee shall confirm such notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of Energy Notes called for redemption, the Paying Agent (if different from the Trustee) and the Securities Depository. Notice of Redemption will be addressed to the registered owners of each series of Energy Notes at their addresses appearing on the books or records of the Issuer. Such Notice of Redemption will set forth (i) the date fixed for redemption, (ii) the principal amount and identity of Energy Notes to be redeemed, (iii) the redemption price (specifying the amount of accumulated interest to be included therein), (iv) that interest on the Energy Notes to be redeemed will cease to accumulate on such date fixed for redemption, and (v) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all Energy Notes held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the principal amount of Energy Notes to be redeemed from such Holder.

         (c) Notwithstanding the provisions of paragraph (a) of this Section 2.03, no Energy Notes may be redeemed unless all interest on the Outstanding Energy Notes and all Notes of the Issuer ranking on a parity with the Energy Notes, have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding Energy Notes pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding Energy Notes.

        (d) Upon the deposit of funds sufficient to redeem any Energy Notes with the Paying Agent and the giving of the Notice of Redemption to the Trustee under paragraph (b) of this Section 2.03, interest on such Energy Notes shall cease to accumulate and such Energy Notes shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Issuer has maintained the requisite Energy Notes Basic Maintenance Amount or the 1940 Act Energy Notes Asset Coverage), and all rights of the holder of the Energy Notes so called for redemption shall cease and terminate, except the right of such holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the nominee of the Securities Depository. The Issuer shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the Energy Notes called for redemption on such date and (ii) such other amounts, if any, to which Holders of the Energy Notes called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Issuer, after which time the Holders of Energy Notes so called for redemption may look only to the Issuer for payment of the redemption price and all other amounts, if any, to which they may be entitled. The Issuer shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

         (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem any series of Energy Notes shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Issuer shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any Energy Notes for which such Notice of Redemption has been given. Notwithstanding the fact that the Issuer may not have redeemed any Energy Notes for which a Notice of Redemption has been given, interest may be paid on a series of Energy Notes and shall include those Energy Notes for which Notice of Redemption has been given but for which deposit of funds has not been made.

         (f) All moneys paid to the Paying Agent for payment of the redemption price of any Energy Notes called for redemption shall be held in trust by the Paying Agent for the benefit of holders of Energy Notes to be redeemed.

         (g) So long as any Energy Notes are held of record by the nominee of the Securities Depository, the redemption price for such Energy Notes will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.

         (h) Except for the provisions described above, nothing contained herein limits any right of the Issuer to purchase or otherwise acquire any Energy Notes outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of interest on, or the mandatory or optional redemption price with respect to, any series of Energy Notes for which Notice of Redemption has been given and the Issuer is in compliance with the 1940 Act Energy Notes Asset Coverage and has Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof. If fewer than all the Outstanding Energy Notes of any series are redeemed or otherwise acquired by the Issuer, the Issuer shall give notice of such transaction to the Trustee, in accordance with the procedures agreed upon by the Board of Trustees.

         (i) Notwithstanding anything herein to the contrary, including, without limitation, Sections 2.02(e) and 2.07 hereof, the Board of Trustees may authorize, create or issue any class or series of Notes, including other series of Energy Notes, ranking prior to or on a parity with the Energy Notes to the extent permitted by the 1940 Act, as amended, if, upon issuance, either (A) the net proceeds from the sale of such Notes (or such portion thereof needed to redeem or repurchase the Outstanding Energy Notes) are deposited with the Trustee in accordance with Section 2.03(d), Notice of Redemption as contemplated by Section 2.03(b) has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding Energy Notes or
(B) the Issuer would meet the 1940 Act Energy Notes Asset Coverage, the Energy Notes Basic Maintenance Amount and the requirements of Section 2.08 hereof.

        Section 2.04. Designation of Rate Period. (a) The initial Rate Period for each series of Energy Notes is as set forth in Section 2.01. The Issuer will designate the duration of subsequent Rate Periods of each series of Energy Notes; provided, however, that no such designation is necessary for a Standard Rate Period and, provided further, that any designation of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Trustee the full amount of any interest on, or the redemption price of, Energy Notes shall have been cured as provided above, (iii) Sufficient Clearing Bids shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period, (iv) if the Issuer shall have mailed a Notice of Redemption with respect to any Energy Notes, the redemption price with respect to such Energy Notes shall have been deposited with the Paying Agent, and (v) in the case of the designation of a Special Rate Period, the Issuer has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount, and the Issuer has consulted with the Broker-Dealers and has provided notice of such designation and otherwise complied with the Rating Agency Guidelines.

        (b) If the Issuer proposes to designate any Special Rate Period, not fewer than 28 (or two Business Days in the event the duration of the Rate Period prior to such Special Rate Period is fewer than eight days) nor more than 30 Business Days prior to the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Issuer by telephonic or other means to the Auction Agent and the Trustee and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Issuer proposes to exercise its option to designate a succeeding Special Rate Period, specifying the first and last days thereof and (B) that the Issuer will by 3:00 p.m., New York City time, on the Second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent and the Trustee, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Rate Period shall be a Standard Rate Period.

         No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Issuer shall deliver to the Trustee, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

                   (i) a notice stating (A) that the Issuer has determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or

                  (ii) a notice stating that the Issuer has determined not to exercise its option to designate a Special Rate Period.

If the Issuer fails to deliver either such notice with respect to any designation of any proposed Special Rate Period to the Auction Agent or is unable to make the confirmation provided in clause (v) of Paragraph (a) of this
Section 2.04 by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Issuer shall be deemed to have delivered a notice to the Auction Agent with respect to such Rate Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Rate Period.

        Section 2.05. Restrictions on Transfer. Energy Notes may be transferred only (a) pursuant to an order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Issuer or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose Energy Notes are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of such Broker-Dealer, in the case of a transfer between persons holding Energy Notes through different Broker-Dealers, advises the Auction Agent of such transfer. The certificates representing the Energy Notes issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

        Section 2.06. 1940 Act Energy Notes Asset Coverage. The Issuer shall maintain, as of the last Business Day of each month in which any Energy Notes are Outstanding, asset coverage with respect to the Energy Notes which is equal to or greater than the 1940 Act Energy Notes Asset Coverage; provided, however, that Section 2.03(a)(ii) shall be the sole remedy in the event the Issuer fails to do so.

        Section 2.07. Energy Notes Basic Maintenance Amount. So long as the Energy Notes are Outstanding and any Rating Agency is then rating the Energy Notes, the Issuer shall maintain, as of each Valuation Date, Eligible Assets having an aggregate Discounted Value equal to or greater than the Energy Notes Basic Maintenance Amount; provided, however, that Section 2.03(a)(ii) shall be the sole remedy in the event the Issuer fails to do so.

        Section 2.08. Certain Other Restrictions. (a) For so long as any Energy Notes are Outstanding and any Rating Agency is then rating the Energy Notes, the Issuer will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a series of Energy Notes.

        (b) For so long as any Energy Notes are Outstanding, the Fund will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, common shares or other shares of beneficial interest of the Issuer) upon any class of shares of beneficial interest of the Issuer, unless, in every such case, immediately after such transaction, the 1940 Act Energy Notes Asset Coverage would be achieved after deducting the amount of such dividend, distribution, or purchase price, as the case may be; provided, however, that dividends may be declared upon any preferred shares of beneficial interest of the Issuer if the Energy Notes have an asset coverage of at least 200% at the time of declaration thereof, after deducting the amount of such dividend.

        Section 2.09. Compliance Procedures for Asset Maintenance Tests. For so long as any Energy Notes are Outstanding and any Rating Agency is then rating such Energy Notes:

                   (a) As of each Valuation Date, the Issuer shall determine in accordance with the procedures specified herein (i) the Market Value of each Eligible Asset owned by the Issuer on that date, (ii) the Discounted Value of each such Eligible Asset using the Discount Factors, (iii) whether the Energy Notes Basic Maintenance Amount is met as of that date, (iv) the value of the total assets of the Issuer, less all liabilities, and (v) whether the 1940 Act Energy Notes Asset Coverage is met as of that date.

                  (b) Upon any failure to maintain the required Energy Notes Basic Maintenance Amount or 1940 Act Energy Notes Asset Coverage on any Valuation Date, the Issuer may use reasonable commercial efforts (including, without limitation, altering the composition of its portfolio, purchasing Energy Notes outside of an Auction or in the event of a failure to file a Rating Agency Certificate (as defined below) on a timely basis, submitting the requisite Rating Agency Certificate) to re-attain (or certify in the case of a failure to file on a timely basis, as the case may be) the required Energy Notes Basic Maintenance Amount or 1940 Act Energy Notes Asset Coverage on or prior to the Asset Coverage Cure Date.

                  (c) Compliance with the Energy Notes Basic Maintenance Amount and 1940 Act Energy Notes Asset Coverage tests shall be determined with reference to those Energy Notes which are deemed to be Outstanding hereunder.

                   (d) The Issuer shall deliver to each Rating Agency which is then rating Energy Notes and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding 1940 Act Energy Notes Asset Coverage, Energy Notes Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a "Rating Agency Certificate").

                  (e) In the event that any Rating Agency Certificate is not delivered within the time periods set forth in the Rating Agency Guidelines, the Issuer shall be deemed to have failed to maintain the Energy Notes Basic Maintenance Amount or the 1940 Act Energy Notes Asset Coverage, as the case may be, on such Valuation Date for purposes of Section 2.09(b). In the event that any Rating Agency Certificate with respect to an applicable Asset Coverage Cure Date is not delivered within the time periods set forth in the Rating Agency Guidelines, the Issuer shall be deemed to have failed to have Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount or to meet the 1940 Energy Notes Asset Coverage, as the case may be, as of the related Valuation Date, and such failure shall be deemed not to have been cured as of such Asset Coverage Cure Date for purposes of the mandatory redemption provisions.

        Section 2.10. Delivery of Notes. Upon the execution and delivery of this Supplemental Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Energy Notes and deliver them to The Depository Trust Company and as hereinafter in this Section provided.

         Prior to the delivery by the Trustee of any of the Energy Notes, there shall have been filed with or delivered to the Trustee the following:

                  (a) A resolution duly adopted by the Issuer, certified by the Secretary or other Authorized Officer thereof, authorizing the execution and delivery of this Supplemental Indenture and the issuance of the Energy Notes.

                   (b) Duly executed copies of this Supplemental Indenture and a copy of the Indenture.

                   (c) Rating letters from each Rating Agency rating the Energy Notes.

                   (d) An opinion of Counsel pursuant to Sections 303 and 903 of the Original Indenture.

        Section 2.11. Trustee's Authentication Certificate. The Trustee's authentication certificate upon the Energy Notes shall be substantially in the forms provided in Appendix C hereto. No Energy Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Energy Note shall be conclusive evidence and the only competent evidence that such Bond has been authenticated and delivered hereunder. The Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Energy Notes issued hereunder.


                                   ARTICLE III

                               GENERAL PROVISIONS

        Section 3.01. Date of Execution. This Supplemental Indenture for convenience and for the purpose of reference is dated as of January __, 2005.

        Section 3.02. Laws Governing. It is the intent of the parties hereto that this Supplemental Indenture shall in all respects be governed by the laws of New York.

        Section 3.03. Severability. If any covenant, agreement, waiver, or part thereof in this Supplemental Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Supplemental Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Supplemental Indenture shall be construed as if the same were not included herein.

        Section 3.04. Exhibits. The terms of the Exhibits attached to this Supplemental Indenture are incorporated herein in all particulars.


                                   ARTICLE IV

                           APPLICABILITY OF INDENTURE

         The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental

Indenture. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

                                -22-


         IN WITNESS WHEREOF, the Issuer has caused this Supplemental Indenture to be executed in its corporate name and behalf by the Secretary, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its corporate name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing.

                               ENERGY INCOME AND GROWTH FUND



                               By:



                               DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee



                               By:




                                -23-


                                   APPENDIX A

                               AUCTION PROCEDURES

          1. Orders. (a) Prior to the Submission Deadline on each Auction Date for a series of Energy Notes:

                   (i) each Beneficial Owner of Energy Notes of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                            (A) the principal amount of Outstanding Energy
                  Notes, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for Energy Notes of such series for the next succeeding Rate Period of such series;

                           (B) the principal amount of Outstanding Energy Notes,
                  if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for Energy Notes of such series for the next succeeding Rate Period of Energy Notes of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                            (C) the principal amount of Outstanding Energy
                  Notes, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for Energy Notes of such series for the next succeeding Rate Period of Energy Notes of such series; and

                  (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the principal amount of Energy Notes, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for Energy Notes of such series for the next succeeding Rate Period of Energy Notes of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

         For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or
(ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information

                                       A-1

referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

      (b)(i) A Bid by a Beneficial Owner or an Existing Holder of Energy Notes of a series subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                  (A) the principal amount of Outstanding Energy Notes of such series specified in such Bid if the Applicable Rate for Energy Notes of such series determined on such Auction Date shall be less than the rate specified therein;

                   (B) such principal amount or a lesser principal amount of Outstanding Energy Notes of such series to be determined as set forth in clause (iv) of paragraph (a) of Section 4 of this Appendix A if the Applicable Rate for Energy Notes of such series determined on such Auction Date shall be equal to the rate specified therein; or

                   (C) the principal amount of Outstanding Energy Notes of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for Energy Notes of such series, or such principal amount or a lesser principal amount of Outstanding Energy Notes of such series to be determined as set forth in clause (iii) of paragraph (b) of Section 4 of this Appendix A if the rate specified therein shall be higher than the Maximum Rate for Energy Notes of such series and Sufficient Clearing Bids for Energy Notes of such series do not exist.

        (ii) A Sell Order by a Beneficial Owner or an Existing Holder of Energy Notes of a series of Energy Notes subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                   (A) the sum principal amount of Outstanding Energy Notes of such series specified in such Sell Order; or

                  (B) such principal amount or a lesser principal amount of Outstanding Energy Notes of such series as set forth in clause (iii) of paragraph (b) of Section 4 of this Appendix A if Sufficient Clearing Bids for Energy Notes of such series do not exist;

provided, however, that a Broker-Dealer that is an Existing Holder with respect to a series of Energy Notes shall not be liable to any Person for failing to sell such Energy Notes pursuant to a Sell Order described in the proviso to paragraph (c) of Section 2 of this Appendix A if (1) such Energy Notes were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker- Dealer (or other transferee person, if permitted by the Issuer) with the provisions of Section 2.05 of this supplemental indenture or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such Energy Notes.

                                       A-2


      (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of Energy Notes of a series subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                   (A) the principal amount of Outstanding Energy Notes of such series specified in such Bid if the Applicable Rate for Energy Notes of such series determined on such Auction Date shall be higher than the rate specified therein; or

                   (B) such principal amount or a lesser principal amount of Outstanding Energy Notes of such series as set forth in clause (v) of paragraph (a) of Section 4 of this Appendix A if the Applicable Rate for Energy Notes of such series determined on such Auction Date shall be equal to the rate specified therein.

          2. Submission of Orders by Broker-Dealers to Auction Agent. (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Energy Notes of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Issuer) as an Existing Holder in respect of Energy Notes subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of Energy Notes subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each such Order:

                   (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Issuer);

                  (ii) the aggregate principal amount of Energy Notes of such series that are the subject of such Order;

                 (iii) to the extent that such Bidder is an Existing Holder of Energy Notes of such series:

                            (A) the principal amount of Energy Notes, if any, of
                  such series subject to any Hold Order of such Existing Holder;

                            (B) the principal amount of Energy Notes, if any, of
                  such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                            (C) the principal amount of Energy Notes, if any, of
                  such series subject to any Sell Order of such Existing Holder; and

                 (iv) to the extent such Bidder is a Potential Holder of Energy Notes of such series, the rate and principal amount of Energy Notes of such series specified in such Potential Holder's Bid.

         (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                                       A-3


         (c) If an Order or Orders covering all of the Outstanding Energy Notes of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the principal amount of Outstanding Energy Notes of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding Energy Notes of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the principal amount of outstanding Energy Notes of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the principal amount of Outstanding Energy Notes of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                   (i) all Hold Orders for Energy Notes of such series shall be considered valid, but only up to and including in the aggregate principal amount of Outstanding Energy Notes of such series held by such Existing Holder, and if the aggregate principal amount of Energy Notes of such series subject to such Hold Orders exceeds the aggregate principal amount of Outstanding Energy Notes of such series held by such Existing Holder, the principal amount of Energy Notes subject to each such Hold Order shall be reduced pro rata to cover the principal amount of Outstanding Energy Notes of such series held by such Existing Holder;

               (ii)(A) any Bid for Energy Notes of such series shall be considered valid up to and including the excess of the principal amount of Outstanding Energy Notes of such series subject to any Hold Orders referred to in clause (i) above;

                   (B) subject to subclause (A), if more than one Bid of an Existing Holder for Energy Notes of such series is submitted to the Auction Agent with the same rate and the aggregate principal amount of Outstanding Energy Notes of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the principal amount of Energy Notes of such series subject to each Bid with the same rate shall be reduced pro rata to cover the principal amount of Energy Notes of such series equal to such excess;

                   (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for Energy Notes of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                   (D) in any such event, the amount, if any, of such Outstanding Energy Notes of such series subject to any portion of Bids

                                       A-4

         considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for Energy Notes of such series by or on behalf of a Potential Holder at the rate therein specified; and

                 (iii) all Sell Orders for Energy Notes of such series shall be considered valid up to and including the excess of the principal amount of Outstanding Energy Notes of such series held by such Existing Holder over the aggregate principal amount of Energy Notes of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

         (e) If more than one Bid for one or more Energy Note of a series is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

        (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

          3. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (a) Not earlier than the Submission Deadline on each Auction Date for a series of Energy Notes, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of Energy Notes of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

                  (i) the excess of the aggregate principal amount of Outstanding Energy Notes of such series over the principal amount of Outstanding Energy Notes of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Energy Notes" of such series);

                  (ii) from the Submitted Orders for Energy Notes of such series whether:

                            (A) the aggregate principal amount of Outstanding
                  Energy Notes of such series subject to Submitted Bids of Potential Holders specifying one or more rates between the Minimum Rate (for Standard Rate Periods or less, only) and the Maximum Rate (for all Rate Periods) for Energy Notes of such series;

         exceeds or is equal to the sum of:

                            (B) the aggregate principal amount of Outstanding
                  Energy Notes of such series subject to Submitted Bids of Existing Holders specifying one or more rates between the Minimum Rate (for Standard Rate Periods or less, only) and the Maximum Rate (for all Rate Periods) for Energy Notes of such series; and

                                       A-5


                            (C) the aggregate principal amount of Outstanding
                  Energy Notes of such series subject to Submitted Sell Orders

         (in the event such excess or such equality exists (other than because all of the Outstanding Energy Notes of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for Energy Notes of such series); and

                (iii) if Sufficient Clearing Bids for Energy Notes of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for Energy Notes of such series) which if:

                         (A)(I) each such Submitted Bid of Existing Holders
                  specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Energy Notes of such series that are subject to such Submitted Bids; and

                         (B)(I) each such Submitted Bid of Potential Holders
                  specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

         would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate principal amount of Outstanding Energy Notes of such series which, when added to the aggregate principal amount of Outstanding Energy Notes of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Energy Notes of such series.

         (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Issuer of the Minimum Rate and Maximum Rate for the series of Energy Notes for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for Energy Notes of such series for the next succeeding Rate Period thereof as follows:

                   (i) if Sufficient Clearing Bids for Energy Notes of such series exist, that the Applicable Rate for all s Energy Notes of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for Energy Notes of such series so determined;

                  (ii) if Sufficient Clearing Bids for Energy Notes of such series do not exist (other than because all of the Outstanding Energy Notes of such series are subject to Submitted Hold Orders), that the Applicable Rate for all Energy Notes of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for Energy Notes of such series; or

                                       A-6


                 (iii) if all of the Outstanding Energy Notes of such series are subject to Submitted Hold Orders, that the Applicable Rate for all Energy Notes of such series for the next succeeding Rate Period thereof shall be All Hold Rate.

          4. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Energy Notes. Existing Holders shall continue to hold the Energy Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 3 of this Appendix A, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

                  (a) If Sufficient Clearing Bids for a series of Energy Notes have been made, all Submitted Sell Orders with respect to Energy Notes of such series shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 4, Submitted Bids with respect to Energy Notes of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to Energy Notes of such series shall be rejected:

                            (i) Existing Holders' Submitted Bids for Energy
                  Notes of such series specifying any rate that is higher than the Winning Bid Rate for Energy Notes of such series shall be accepted, thus requiring each such Existing Holder to sell the Energy Notes subject to such Submitted Bids;

                           (ii) Existing Holders' Submitted Bids for Energy
                  Notes of such series specifying any rate that is lower than the Winning Bid Rate for Energy Notes of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the Energy Notes subject to such Submitted Bids;

                          (iii) Potential Holders' Submitted Bids for Energy
                  Notes of such series specifying any rate that is lower than the Winning Bid Rate for Energy Notes of such series shall be accepted;

                           (iv) each Existing Holder's Submitted Bid for Energy
                  Notes of such series specifying a rate that is equal to the Winning Bid Rate for Energy Notes of such series shall be rejected, thus entitling such Existing Holder to continue to hold the Energy Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Energy Notes subject to all such Submitted Bids shall be greater than the principal amount of Energy Notes ("remaining Energy Notes") in the excess of the Available Energy Notes of such series over the principal amount of Energy Notes subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Energy Notes subject to such Submitted Bid, but only in an amount equal to the principal amount of Energy Notes of such series obtained by multiplying the remaining principal amount by a fraction, the numerator of

                                       A-7

                  which shall be the principal amount of Outstanding Energy Notes held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Outstanding Energy Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for Energy Notes of such series; and

                            (v) each Potential Holder's Submitted Bid for
                  aggregate principal amount of such series specifying a rate that is equal to the Winning Bid Rate for aggregate principal amount of such series shall be accepted but only in an amount equal to the principal amount of Energy Notes of such series obtained by multiplying the principal amount of Energy Notes in the excess of the Available Energy Notes of such series over the principal amount of Energy Notes subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph
                  (a) by a fraction, the numerator of which shall be the principal amount of Outstanding Energy Notes subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Outstanding Energy Notes subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for Energy Notes of such series.

                   (b) If Sufficient Clearing Bids for a series of Energy Notes have not been made (other than because all of the Outstanding Energy Notes of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 4, Submitted Orders for Energy Notes of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for Energy Notes of such series shall be rejected:

                           (i) Existing Holders' Submitted Bids for Energy Notes
                  of such series specifying any rate that is equal to or lower than the Maximum Rate for Energy Notes of such series shall be rejected, thus entitling such Existing Holders to continue to hold the Energy Notes subject to such Submitted Bids;

                          (ii) Potential Holders' Submitted Bids for Energy
                  Notes of such series specifying any rate that is equal to or lower than the Maximum Rate for Energy Notes of such series shall be accepted; and

                          (iii) Each Existing Holder's Submitted Bid for Energy
                  Notes of such series specifying any rate that is higher than the Maximum Rate for Energy Notes of such series and the Submitted Sell Orders for Energy Notes of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the Energy Notes of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the principal amount of Energy Notes of such series obtained by multiplying the principal amount of Energy Notes of such series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the principal amount of Outstanding Energy Notes of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator

                                       A-8

                  of which shall be the aggregate principal amount of Outstanding Energy Notes of such series subject to all such Submitted Bids and Submitted Sell Orders.

                  (c) If all of the Outstanding Energy Notes of a series are subject to Submitted Hold Orders, all Submitted Bids for Energy Notes of such series shall be rejected.

                   (d) If, as a result of the procedures described in clause
         (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this
         Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, less than an Authorized Denomination of Energy Notes on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the principal amount of Energy Notes of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the principal amount of Energy Notes so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be equal to an Authorized Denomination.

                   (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 4, any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Energy Notes on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Energy Notes of such series or purchase among Potential Holders so that only Energy Notes of such series in Authorized Denominations are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Energy Notes of such series on such Auction Date.

                   (f) Based on the results of each Auction for a series of Energy Notes, the Auction Agent shall determine the aggregate principal amount of Energy Notes of such series to be purchased and the aggregate principal amount of Energy Notes of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate principal amount of Energy Notes and such aggregate principal amount of Energy Notes to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Energy Notes of such series. Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of Energy Notes of a series with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such Energy Notes that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such Energy Notes that was accepted in whole or in part, fails to instruct its Agent Member to deliver such Energy Notes against payment therefor, partial deliveries of Energy Notes that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for Energy Notes of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

                                       A-9


                   (g) Neither the Issuer nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Energy Notes of any series or to pay for Energy Notes of any series sold or purchased pursuant to the Auction Procedures or otherwise.

                                       A-10


                                   APPENDIX B

                                  FORM OF NOTES

                              FORM OF FACE OF NOTE

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         Energy Income and Growth Fund, a Massachusetts business trust, promises to pay to _____________, or registered assigns, the principal sum of __ Million Dollars ($__,000,000) on 2045.

          Additional provisions of the Series A Energy Notes are set forth on the other side hereof.

Dated:                        ENERGY INCOME AND GROWTH FUND


                              By____________________________________
                                              President

                              ______________________________________
                                              Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:                        DEUTSCHE BANK NATIONAL TRUST COMPANY

                              By:  ___________________________________
                                          Authorized Signatory




                                       B-1


                          FORM OF REVERSE SIDE OF NOTE
                          ENERGY INCOME AND GROWTH FUND
                    $_______ SERIES A ENERGY NOTES, DUE 204__

          1. Interest. Energy Income and Growth Fund, a Massachusetts business trust (such fund, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Fund"), promises to pay interest on the principal amount of the Series A Auction Rate Fund Notes (the "Energy Notes") at the Applicable Rate until maturity, unless previously redeemed.

          2. General. Each series of Energy Notes will bear interest at the Applicable Rate determined as set forth below, payable on the Interest Payment Dates as set forth below. Interest on the Energy Notes shall be payable when due as described below. If the Fund does not pay interest when due, it will trigger an event of default under the Indenture subject to the cure provisions, and the Fund will be restricted from declaring dividends and making other distributions with respect to its common shares and any preferred shares.

         On the Business Day next preceding each Interest Payment Date, the Fund is required to deposit with the Paying Agent sufficient funds for the payment of interest. The Fund does not intend to establish any reserves for the payment of interest.

         All moneys paid to the Paying Agent for the payment of interest shall be held in trust for the payment of interest to Holders. Interest will be paid by the Paying Agent to Holders as their names appear on the securities ledger or securities records of the Fund, which Holder is expected to be the nominee of the Securities Depository. The Securities Depository will credit the accounts of the Agent Members of the Beneficial Owners in accordance with the Securities Depository's normal procedures. The Securities Depository's current procedures provide for it to distribute interest in same-day funds to Agent Members who are in turn expected to distribute such interest to the persons for whom they are acting as agents. The Agent Member of a Beneficial Owner will be responsible for holding or disbursing such payments on the applicable Interest Payment Date to such Beneficial Owner in accordance with the instructions of such Beneficial Owner.

         Interest in arrears for any past Rate Period may be subject to a Default Rate as described below and may be paid at any time, without reference to any regular Interest Payment Date, to Holders as their names appear on the securities ledger or securities records of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any interest payment shall first be credited against the earliest accrued interest. No interest will be payable in respect of any payment or payments which may be in arrears.

         The amount of interest payable on each Interest Payment Date of each Rate Period of less than one year (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Rate Period (or a portion thereof) by a fraction, the numerator of which will be the number of

                                       B-2

days in such Rate Period (or portion thereof) that Energy Notes were outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Rate Period of one year or more, the amount of interest of an Energy Note payable on any Interest Payment Date (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed as described in the preceding sentence, except that it will be determined on the basis of a year consisting of twelve 30-day months.

         Determination of Interest Rate. The interest rate for the initial Rate Period (i.e., the period from and including the Original Issue Date to, and including, the initial Auction Date) and the initial Auction Date are set forth on the cover page of the Prospectus. After the initial Rate Period, subject to certain exceptions, the Energy Notes will bear interest at the Applicable Rate that the Auction Agent advises the Fund has resulted from an Auction.

         The initial Rate Period for the Energy Notes shall be ___ days. Rate Periods after the initial Rate Period shall either be Standard Rate Periods or, subject to certain conditions and with notice to Holders, Special Rate Periods.

         A Special Rate Period will not be effective unless, among other things, Sufficient Clearing Bids exist at the Auction in respect of Special Rate Period (that is, in general, the aggregate amount of Energy Notes subject to Buy Orders by Potential Holders is at least equal to the aggregate amount of Energy Notes subject to Sell Orders by Existing Holders).

         Interest will accrue at the Applicable Rate from the Original Issue Date and shall be payable on each Interest Payment Date thereafter. For Rate Periods of less than 30 days, Interest Payment Dates shall occur on the first Business Day following such Rate Period and, if greater than 30 days, then on a monthly basis on the first Business Day of each month within such Rate Period, not including the initial Rate Period, and on the Business Day following the last day of such Rate Period. Interest will be paid through the Securities Depository on each Interest Payment Date.

         Except during a Default Period as described below, the Applicable Rate resulting from an Auction will not be greater than the Maximum Rate, which is equal to the Applicable Percentage of the Reference Rate, subject to upward but not downward adjustment at the discretion of the Board of Trustees after consultation with the Broker-Dealers. The Applicable Percentage will be determined based on the lower of the credit ratings assigned on that date to the Energy Notes by Moody's and Fitch, as follows:

   Moody's                           Fitch                       Applicable
Credit Rating                    Credit Rating                   Percentage

Aa3 or above                     AA- or above                       200%
  A3 to A1                         A- to A+                         250%
Baa3 to Baa1                     BBB- to BBB+                       275%
 Below Baa3                       Below BBB-                        300%

                                       B-3


         The Reference Rate is the greater of (1) the applicable AA Composite Commercial Paper Rate (for a Rate Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Rate Period of 184 days or more), or (2) the applicable LIBOR. For Standard Rate Periods or less only, the Applicable Rate resulting from an Auction will not be less than the Minimum Rate, which is 70% of the applicable AA Composite Commercial Paper Rate. No Minimum Rate is specified for Auctions in respect to Rate Periods of more than the Standard Rate Period.

         The Maximum Rate for the Energy Notes will apply automatically following an Auction for the notes in which Sufficient Clearing Bids have not been made (other than because all Energy Notes were subject to Submitted Hold Orders). If an Auction for any subsequent Rate Period is not held for any reason, including because there is no Auction Agent or Broker-Dealer, then the Interest Rate on the Energy Notes for any such Rate Period shall be the Maximum Rate (except for circumstances in which the Interest Rate is the Default Rate, as described below).

         The All Hold Rate will apply automatically following an Auction in which all outstanding Energy Notes are subject to, or are deemed to be subject to, Submitted Hold Orders. The All Hold Rate is 80% of the applicable AA Composite Commercial Paper Rate.

         Prior to each Auction, Broker-Dealers will notify Holders and the Trustee of the term of the next succeeding Rate Period as soon as practicable after the Broker-Dealers have been so advised by the Company. After each Auction, on the Auction Date, Broker-Dealers will notify Holders of the Applicable Rate for the next succeeding Rate Period and of the Auction Date of the next succeeding Auction.

         Notification of Rate Period. The Fund will designate the duration of subsequent Rate Periods of each series of Energy Notes; provided, however, that no such designation is necessary for a Standard Rate Period and, provided further, that any designation of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Trustee the full amount of any interest on, or the redemption price of, Energy Notes shall have been cured as provided above,
(iii) Sufficient Clearing Bids shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period, (iv) if the Fund shall have mailed a Notice of Redemption with respect to any Energy Notes, the redemption price with respect to such Energy Notes shall have been deposited with the Paying Agent, and (v) in the case of the designation of a Special Rate Period, the Fund has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount, and the Fund has consulted with the Broker-Dealers and has provided notice of such designation and otherwise complied with the Rating Agency Guidelines.

          Designation of a Special Rate Period. If the Fund proposes to designate any Special Rate Period, not fewer than seven (or two Business Days the duration of the Rate Period prior to such Special Rate Period is fewer than eight days) nor more than 30 Business Days prior to the first day of such Special Rate Period, notice shall be (1) made by press release and (2) communicated by the Fund by telephonic or other means to the Trustee and Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state

                                       B-4

(A) that the Fund proposes to exercise its option to designate a succeeding Special Rate Period, specifying the first and last days thereof, and (B) that the Fund will by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent and the Trustee, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Rate Period shall be a Standard Rate Period.

          No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Fund shall deliver to the Trustee and Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

                   (i) a notice stating (A) that the Fund has determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or

                  (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Rate Period.

         If the Fund fails to deliver either such notice with respect to any designation of any proposed Special Rate Period to the Auction Agent or is unable to make the required confirmation described above by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Rate Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Rate Period.

         3. Default Period. Subject to cure provisions, a "Default Period" with respect to a particular series of Energy Notes will commence on any date the Fund fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) the full amount of any declared interest on that series payable on the Interest Payment Date (an "Interest Default") or (B) the full amount of any redemption price (the "Redemption Price") payable on the date fixed for redemption (the "Redemption Date") (a "Redemption Default" and together with an Interest Default, hereinafter referred to as "Default"). Subject to cure provisions, a Default Period with respect to an Interest Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid interest and any unpaid Redemption Price shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of an Interest Default, the Applicable Rate for each Rate Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Rate Period commencing after the beginning of a Default Period shall be a Standard Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Rate Period.

         No Auction shall be held during a Default Period with respect to an Interest Default applicable to that series of Energy Notes. No Default Period with respect to an Interest Default or Redemption Default shall be deemed to

                                       B-5

commence if the amount of any interest or any Redemption Price due (if such default is not solely due to the willful failure of the Fund) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Interest Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365 for each series. The Default Rate shall be equal to the Reference Rate multiplied by three.

          4. Trustee, Paying Agent and Auction Agent. Deutsche Bank National Trust Company, a national banking association duly organized and operating under the laws of the United States of America (together with its successors, the "Trustee"), will act as Paying Agent with respect to the Energy Notes unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Fund to serve as paying agent, which paying agent may be the same as the Trustee or the Auction Agent.

         Deutsche Bank Trust Company Americas, a New York state banking corporation, will act as Auction Agent unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Trustees enters into an agreement with the Fund to follow the Auction Procedures for the purpose of determining the Applicable Rate.

          5. Indenture. The Company issued the Energy Notes under an Indenture dated as of January 15, 2005, and a Supplemental Indenture dated January __, 2005 (collectively, the "Indenture"), between the Fund and the Trustee. The terms of the Energy Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Energy Notes are subject to all such terms, and Holders of Energy Notes are referred to the Indenture and the Act for a statement of those terms.

         The Energy Notes are obligations of the Fund limited to $__ million aggregate principal amount (subject to Section 2.01 of the Indenture). The Energy Notes are one of the Energy Notes referred to in the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Fund, the payment of dividends and other distributions and acquisitions or retirements of the Fund's capital stock and transactions with Affiliates.

          6. Optional Redemption. To the extent permitted under the 1940 Act, the Fund at its option may redeem Energy Notes having a Rate Period of one year or less, in whole or in part, out of funds legally available therefor, on the Interest Payment Date upon not less than 15 days' and not more than 40 days' prior notice. The optional redemption price shall be equal to the aggregate principal amount of the Energy Notes to be redeemed, plus an amount equal to accrued interest to the date fixed for redemption. Energy Notes having a Rate Period of more than one year are redeemable at the option of the Fund, in whole or in part, out of funds legally available therefor, prior to the end of the relevant Rate Period, subject to any Specific Redemption Provisions, which may include the payment of redemption premiums to the extent required under any applicable Specific Redemption Provisions. The Fund shall not effect any optional redemption unless after giving effect thereto (i) the Fund has

                                       B-6

available on such date fixed for the redemption certain Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of a series of Energy Notes by reason of the redemption of a series of Energy Notes and (ii) the Fund would have Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount immediately subsequent to such redemption.

         The Fund also reserves the right to repurchase Energy Notes in market or other transactions from time to time in accordance with applicable law and at a price that may be more or less than the principal amount of the Energy Notes, but is under no obligation to do so.

          7. Mandatory Redemption. If the Fund fails to maintain, as of any Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount or, as of the last Business Day of any month, the 1940 Act Energy Notes Asset Coverage, and such failure is not cured within 10 Business Days following such Valuation Date in the case of a failure to maintain the Energy Notes Basic Maintenance Amount or on the last Business Day of the following month in the case of a failure to maintain the 1940 Act Energy Notes Asset Coverage as of such last Business Day (each an "Asset Coverage Cure Date"), then the Energy Notes will be subject to mandatory redemption out of funds legally available therefor.

         The principal amount of Energy Notes to be redeemed in such circumstances will be equal to the lesser of: (1) the minimum principal amount of Energy Notes the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Fund having Eligible Assets with an aggregated Discounted Value at least equal to the Energy Notes Basic Maintenance Amount or sufficient to satisfy the 1940 Act Energy Notes Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum principal amount of Energy Notes the redemption of which would have such result, all Energy Notes then outstanding will be redeemed), and (2) the maximum principal amount of Energy Notes that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date (as defined below) at the Mandatory Redemption Price (as defined below).

         The Fund shall allocate the principal amount of Energy Notes required to be redeemed to satisfy the Energy Notes Basic Maintenance Amount or the 1940 Act Energy Notes Asset Coverage, as the case may be, pro rata among the Holders of Energy Notes in proportion to the principal amount of Energy Notes they hold, by lot or by such other method as the Fund shall deem fair and equitable, subject to mandatory redemption provisions, if any.

         The Fund is required to effect such a mandatory redemption not later than 40 days after the Asset Coverage Cure Date, as the case may be (the "Mandatory Redemption Date"), except that if the Fund does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, all of the outstanding Energy Notes of a Series which are subject to mandatory redemption, or the Fund otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Fund will redeem those Energy Notes on the earliest practicable date on which the Fund will have such funds available, upon notice to record owners of Energy Notes and the Paying Agent.

                                       B-7

The Fund's ability to make a mandatory redemption may be limited by the provisions of the 1940 Act or Massachusetts law. The redemption price of the Energy Notes in the event of any mandatory redemption will be the principal amount, plus an amount equal to accrued interest to the date fixed for redemption, plus (in the case of a Rate Period of more than one year) redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions (the "Mandatory Redemption Price").

          8. Notice of Redemption. Pursuant to Rule 23c-2 under the 1940 Act, the Fund will file a notice of its intention to redeem with the SEC so as to provide at least the minimum notice required by such Rule or any successor provision (notice currently must be filed with the SEC generally at least 30 days prior to the redemption date). The Fund shall deliver a notice of redemption to the Trustee containing the information described below one Business Day prior to the giving of notice to Holders in the case of optional redemptions as described above and on or prior to the 30th day preceding the Mandatory Redemption Date in the case of a mandatory redemption as described above. The Trustee will use its reasonable efforts to provide notice to each holder of Energy Notes called for redemption by electronic means not later than the close of business on the Business Day immediately following the Business Day on which the Trustee determines the principal amount of Energy Notes to be redeemed (or, during a Default Period with respect to such Energy Notes, not later than the close of business on the Business Day immediately following the day on which the Trustee receives notice of redemption from the Fund). Such notice will be confirmed promptly by the Trustee in writing not later than the close of business on the third Business Day preceding the redemption date by providing the notice to each holder of record of Energy Notes called for redemption, the Paying Agent (if different from the Trustee) and the Securities Depository ("Notice of Redemption"). The Notice of Redemption will be addressed to the registered owners of the Energy Notes at their addresses appearing on the books or share records of the Fund. Such notice will set forth (i) the redemption date, (ii) the principal amount and identity of Energy Notes to be redeemed, (iii) the redemption price (specifying the amount of accrued interest to be included therein), (iv) that interest on the Energy Notes to be redeemed will cease to accrue on such redemption date, and (v) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

         If less than all of the outstanding Energy Notes of a Series are redeemed on any date, the amount of Energy Notes per Holder to be redeemed on such date will be selected by the Fund on a pro rata basis in proportion to the principal amount of Energy Notes held by such holders, by lot or by such other method as is determined by the Fund to be fair and equitable, subject to the terms of any Specific Redemption Provisions. In no event will any redemption of less than all the outstanding Energy Notes of a series be for less than $25,000 or integral multiples thereof. Energy Notes may be subject to mandatory redemption as described herein notwithstanding the terms of any Specific Redemption Provisions. The Trustee will give notice to the Securities Depository, whose nominee will be the record holder of all of the Energy Notes, and the Securities Depository will determine the Energy Notes to be redeemed

                                       B-8

from the account of the Agent Member of each beneficial owner. Each Agent Member will determine the principal amounts of Energy Notes to be redeemed from the account of each beneficial owner for which it acts as agent. An Agent Member may select for redemption Energy Notes from the accounts of some beneficial owners without selecting for redemption any Energy Notes from the accounts of other beneficial owners. Notwithstanding the foregoing, if neither the Securities Depository nor its nominee is the record holder of all of the Energy Notes, the particular principal amount to be redeemed shall be selected by the Fund by lot, on a pro rata basis between each series or by such other method as the Fund shall deem fair and equitable, as contemplated above.

         If Notice of Redemption has been given, then upon the deposit of funds with the Paying Agent sufficient to effect such redemption, interest on such Energy Notes will cease to accrue and such Energy Notes will no longer be deemed to be outstanding for any purpose and all rights of the owners of the Energy Notes so called for redemption will cease and terminate, except the right of the owners of such Energy Notes to receive the redemption price, but without any interest or additional amount. The Fund shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the Energy Notes called for redemption on such date and (ii) such other amounts, if any, to which holders of Energy Notes called for redemption may be entitled. The Fund will be entitled to receive, from time to time after the date fixed for redemption, from the Paying Agent the interest, if any, earned on such funds deposited with the Paying Agent and the owners of Energy Notes so redeemed will have no claim to any such interest. Any funds so deposited which are unclaimed two years after such redemption date will be paid, to the extent permitted by law, by the Paying Agent to the Fund upon its request. After such payment, Holders of Energy Notes called for redemption may look only to the Fund for payment.

         So long as any Energy Notes are held of record by the nominee of the Securities Depository, the redemption price for such Energy Notes will be paid on the redemption date to the nominee of the Securities Depository. The Securities Depository's normal procedures provide for it to distribute the amount of the redemption price to Agent Members who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

         Notwithstanding the provisions for redemption described above, no Energy Notes may be redeemed unless all interest in arrears on the outstanding Energy Notes, and any indebtedness of the Fund ranking on a parity with the Energy Notes, have been or are being contemporaneously paid or set aside for payment, except in connection with the liquidation of the Fund in which case all Energy Notes and all indebtedness ranking on a parity with the Energy Notes must receive proportionate amounts and that the foregoing shall not prevent the purchase or acquisition of all the outstanding Energy Notes pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of each Series of all outstanding Energy Notes.

         Except for the provisions described above, nothing contained in the Indenture limits any legal right of the Fund to purchase or otherwise acquire any Energy Notes outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of interest on or the mandatory or optional redemption price with respect to, any Energy Notes for which Notice of Redemption has been given and

                                       B-9

the Fund is in compliance with the 1940 Act Energy Notes Asset Coverage and has Eligible Assets with an aggregate Discounted Value at least equal to the Energy Notes Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof. If less than all the outstanding Energy Notes are redeemed or otherwise acquired by the Fund, the Fund shall give notice of such transaction to the Trustee, in accordance with the procedures agreed upon by the Board of Trustees.

          9. Denominations; Transfer; Exchange. The Energy Notes are in registered form without coupons in denominations of the Principal Amount of $25,000 and integral multiples thereof. A Holder may transfer or exchange Energy Notes in accordance with the Indenture. The Fund, Security Registrar or Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         10. Persons Deemed Owners. The registered Holder of Energy Notes may be treated as the owner for all purposes.

         11. Unclaimed Money. If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Fund, to the extent permitted by law. After any such payment, Holders entitled to the money must look only to the Fund and not to the Trustee for payment.

         12. Defeasance. Subject to certain conditions, the Fund at any time may terminate some or all of its obligations under the Energy Notes and the Indenture if the Company deposits with the Trustee money, U.S. Government Obligations, such other obligations or arrangements as may be specified, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof for the payment of Principal and any premium and interest on the Energy Notes on the respective Stated Maturities, in accordance with the terms of the Indenture and such Securities.

         13. Amendment, Waiver. Subject to certain exceptions set forth in the Indenture, (1) the Indenture or the Energy Notes may be amended with the written consent of the Holders of at least a majority in Principal Amount outstanding of the Notes and (2) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount outstanding of the Energy Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Energy Notes, the Fund and the Trustee may amend the Indenture or the Energy Notes: to evidence the succession of another Person to the Fund and the assumption by any such successor of the covenants of the Fund in the Indenture and in the Energy Notes; to add to the covenants of the Fund for the benefit of the Holders of all or any series of Energy Notes (and if such covenants are to be for the benefit of less than all series of Energy Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon the Fund by the Indenture; to add any additional Events of Default for the benefit of the Holders of all or any series of Energy Notes (and if such additional Events of Default are to be for the benefit of less than all series of Energy Notes, stating that such additional Events of Default are expressly being included solely for the benefit of such series); to add, change

                                       B-10

or eliminate any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Energy Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Energy Notes in uncertificated form; to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Energy Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Energy Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Energy Note with respect to such provision or (B) shall become effective only when there is no such Energy Note Outstanding; or to establish the form or terms of Energy Notes of any series and to increase the aggregate principal amount of any Outstanding series of Energy Notes, as permitted by the Indenture; to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Energy Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of the Indenture; or to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Energy Notes of any series in any material respect.

         14. Events of Default and Acceleration of Maturity; Remedies. Any one of the following events constitutes an "event of default" under the Indenture:

                   (i) default in the payment of any interest upon any series of Energy Notes when it becomes due and payable and the continuance of such default for 30 days;

                  (ii) default in the payment of the principal of any series of Energy Notes at maturity;

                 (iii) default in the performance, or breach, of any covenant or warranty of the Fund in the Indenture, and continuance of such default or breach for a period of 90 days after notice has been given;

                  (iv) certain voluntary or involuntary proceedings involving the Fund and relating to bankruptcy, insolvency or other similar laws;

                   (v) if, on the last business day of each of twenty-four consecutive calendar months, the Energy Notes have an asset coverage under the 1940 Act of less than 100%; and

                  (vi) any other "event of default" provided with respect to any series, including a default in the payment of any redemption price on an applicable redemption date.

         Upon the occurrence and continuance of an event of default, the holders of a majority in principal amount of outstanding Energy Notes of a series or the Trustee may declare the principal amount of Energy Notes of such series immediately due and payable upon written notice to the Fund. Upon an event of

                                       B-11

default relating to bankruptcy, insolvency or other similar laws, acceleration of maturity occurs automatically. At any time after a declaration of acceleration with respect to any series of Energy Notes has been made, and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Energy Notes of that series, by written notice to the Fund and the Trustee, may rescind and annul the declaration of acceleration and its consequences if all events of default with respect to that series of Energy Notes, other than the non-payment of the principal of that series of Energy Notes which have become due solely by such declaration of acceleration, have been cured or waived.

         At any time after a declaration of acceleration with respect to Energy Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Energy Notes of that series, by written notice to the Fund and the Trustee, may rescind and annul such declaration and its consequences if certain conditions are met.

         15. Trustee Dealings with the Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Energy Notes and may otherwise deal with the Fund with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         16. No Recourse Against Others. The Declaration of Trust (the "Declaration") of the Fund is on file in the office of the Secretary of the Commonwealth of Massachusetts, and the Energy Notes are executed or made by or on behalf of the Fund by its trustees or officers as trustees or on behalf of the trustees under the Declaration and not individually. The obligations of the Energy Notes are not binding upon any trustee, officer or shareholder of the Fund individually and are binding only upon the assets and property of the Fund.

         17. Authentication. The Trustee's authentication certificate upon the Energy Notes shall be substantially in the forms provided in the Indenture. No Energy Notes shall be secured or entitled to the benefit of the Indenture, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Energy Notes shall be conclusive evidence and the only competent evidence that such Bond has been authenticated and delivered. The Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Energy Notes issued.

         18. Abbreviations. Customary abbreviations may be used in the name of a Holder of Energy Notes or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Fund has caused CUSIP numbers to be printed on the Energy Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Energy Notes. No representation is made as to the accuracy of such numbers either as

                                       B-12

printed on the Energy Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Fund will furnish to any Holder of Energy Notes, upon written request and without charge to the Holder of Energy Notes, a copy of the Indenture which has in it the text of the Energy Notes in larger type. Requests may be made to: Deutsche Bank National Trust Company, 222 South Riverside Plaza, 24th Floor, Chicago, Illinois 60606, Attn: George Kubin, Vice President, (312) 537-1159.




                                       B-13


                                 ASSIGNMENT FORM

         To assign these Energy Notes, fill in the form below:

         I or we assign and transfer these Energy Notes to (Print or type assignee's name, address and zip code) (Insert assignee's soc. sec. or tax I.D. No.) and irrevocably appoint agent to transfer these Energy Notes on the books of the Fund. The agent may substitute another to act for him.


Date:  _______________________          Your Signature:  ______________________

                                   SCHEDULE I

                                  PLEDGED NOTES

ISSUER            SERIES                    CERTIFICATE NO.   PRINCIPAL AMOUNT

                                   SCHEDULE II

                             PERMITTED TRANSACTIONS

                                   APPENDIX C

                   FORM OF TRUSTEE AUTHENTICATION CERTIFICATE


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:                              DEUTSCHE BANK NATIONAL TRUST COMPANY

                                    By:  ___________________________________
                                                 Authorized Signatory








                                       C-1